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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2004

                            SI FINANCIAL GROUP, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

United States                         0-50801              84-1655232
-------------                         -------              ----------
(State or other jurisdiction of      (Commission           (IRS Employer
incorporation or organization)       File Number)          Identification No.)


803 Main Street, Willimantic, Connecticut                  06226
-----------------------------------------                  -----
(Address of principal executive offices)                   (Zip Code)

                                 (860) 423-4581
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS.
            -------------

      On September 29, 2004, SI Financial Group, Inc. (the "Company"), the holding company for Savings Institute Bank and Trust Company (the "Bank"), announced that it had received final regulatory approval to complete its initial stock offering. Trading is expected to begin on October 1, 2004, on The Nasdaq National Market under the symbol "SIFI."

      The Company sold 5,025,500 shares, representing 40% of the Company's outstanding shares of common stock, at $10.00 per share in a subscription offering which ended on September 14, 2004, to depositors of the Bank as of November 30, 2002 and the Bank's employee stock ownership plan in accordance with subscription rights granted under the Bank's plan of reorganization and minority stock issuance.

      In addition, in connection with the stock issuance, the Company will contribute 251,275 shares of common stock, which will equal 2% of the Company's outstanding shares of common stock, to SI Financial Group Foundation, Inc., a newly established charitable foundation dedicated to charitable giving within the Bank's market area.

      A press release announcing the closing of the stock offering is attached as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

      (a) N/A

      (b) N/A

      (c) Exhibit 99.1 Press Release dated September 29, 2004.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       SI FINANCIAL GROUP, INC.




Date: September 30, 2004               By: /s/ Rheo A. Brouillard
                                           -------------------------------------
                                           Rheo A. Brouillard
                                           President and Chief Executive Officer



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EXHIBIT 99.1